SoFi Technologies, Inc. Announces Proposed Convertible Senior Notes Offering Due 2026

SAN FRANCISCO, CALIFORNIA—(BUSINESS WIRE)—September 29, 2021—SoFi Technologies, Inc. (“SoFi”) (NASDAQ: SOFI) today announced its intention to offer, subject to market and other conditions, $750 million aggregate principal amount of convertible senior notes due 2026 (the “notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). SoFi also intends to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $112.5 million aggregate principal amount of notes.

The notes will be unsecured, unsubordinated obligations of SoFi, will accrue interest payable semi-annually in arrears and will mature on October 15, 2026, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. SoFi will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at SoFi’s election. The notes will also be redeemable, in whole or in part, for cash at SoFi’s option at any time, and from time to time, on or after October 15, 2024 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of SoFi’s common stock exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions have been satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

SoFi intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. SoFi intends to use the remainder of the net proceeds from the offering, together with cash on hand (i) to pay fees, costs and expenses relating to this offering and related transactions and (ii) for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then SoFi intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. These activities may affect the trading price of SoFi’s common stock and, if conducted concurrently with this offering, may result in a higher initial conversion price for the notes SoFi is offering.

In connection with the pricing of the notes, SoFi expects to enter into one or more privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to customary anti-dilution adjustments, the number of shares of SoFi’s common stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, SoFi expects to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to SoFi’s common stock upon any conversion of the notes and/or offset any potential cash payments SoFi is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of SoFi’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to SoFi’s common stock and/or purchase shares of SoFi’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of SoFi’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to SoFi’s common stock and/or purchasing or selling SoFi’s common stock or selling SoFi’s common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by SoFi on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by SoFi, in each case if SoFi exercises the relevant election to terminate the corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of SoFi’s common stock or the notes, which could affect a noteholder’s ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of the notes.

The offer and sale of the notes and any shares of SoFi’s common stock issuable upon conversion of the notes have not been registered under the Securities Act or any other applicable securities laws. As a result, the notes and the shares of SoFi’s common stock, if any, issuable upon conversion of the notes will be subject to restrictions on transferability and resale and may not be offered, transferred or sold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the notes, any shares of SoFi’s common stock issuable upon conversion of the notes, or any other securities, nor will there be any sale of the notes or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum.

About SoFi Technologies, Inc.

SoFi helps people achieve financial independence to realize their ambitions. Our products for borrowing, saving, spending, investing and protecting give our more than two million members fast access to tools to get their money right. SoFi membership comes with the key essentials for getting ahead, including career advisors and connection to a thriving community of like-minded, ambitious people. SoFi is also the naming rights partner of SoFi Stadium, home of the Los Angeles Chargers and the Los Angeles Rams.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions described above. Forward-looking statements represent SoFi’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements, and there can be no assurance that future developments affecting SoFi will be those that it has anticipated. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of SoFi’s common stock and risks relating to SoFi’s business, including those described in periodic reports that SoFi files from time to time with the Securities and Exchange Commission (the “SEC”). SoFi may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above.

For additional information on these and other factors that could affect SoFi’s actual results, see the risk factors set forth in SoFi’s filings with the SEC, including the most recent Quarterly Report filed with the SEC on August 16, 2021. The forward-looking statements included in this press release speak only as of the date of this press release, and SoFi does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Investors:
Andrea Prochniak
SoFi
aprochniak@sofi.org

Media:
Rachel Rosenzweig
SoFi
rrosenzweig@sofi.org

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